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                                                                   EXHIBIT 10.20

                                 LOAN AGREEMENT

         INTERNET FINANCIAL SERVICES INC. ("IFSI"), a Delaware corporation authorized to do business in the State of New York and A.B. WATLEY, INC. ("A.B."), a New York corporation, having their offices at 33 West 17th Street, New York, New York 10011 (hereinafter collectively referred to as "Borrowers") and NEW YORK COMMUNITY INVESTMENT COMPANY L.L.C., a Delaware limited liability company, having an office at 120 Broadway, New York, New York 10271 (hereinafter referred to as "Lender") hereby enter into a Loan Agreement ("Agreement") pertaining to the $400,000. loan (the "Loan") to be made by Lender to Borrowers.

1.       LOAN.

         Lender has agreed to loan Borrowers the sum of FOUR HUNDRED THOUSAND DOLLARS ($400,000.) to be funded on February 1, 1999 subject to the terms and conditions set forth in this Agreement. The Loan is to be evidenced by one (1) promissory note (hereinafter referred to as the "Note") to be dated the day of disbursement. Interest and principal shall be payable under the terms set forth in the Note, which Note matures on February 1, 2004.

2.       USE OF PROCEEDS.

         Borrowers will use the proceeds of the Loan as working capital and to further its corporate purposes. Borrowers shall not use any Loan proceeds for any purpose contrary to the purposes contemplated herein, such prohibited uses include repayment of any of Borrowers' indebtedness for borrowed money and the redemption of any outstanding equity interest.


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3.       DOCUMENTS TO BE EXECUTED AT CLOSING.

         Borrowers will deliver or cause to be delivered to Lender each of the following documents, all of which have been executed by Borrowers. They are:

         A.       The Note in the amount of $400,000.;

         B. Directors Resolutions of Borrowers authorizing the making of the Loan; C. UCC-1 Financing Statements and Security Agreements whereby Borrowers shall grant Lender a security interest in its accounts receivable, tangible assets including their machinery, equipment, inventory, and fixtures, subordinate to New York Small Business Venture Fund LLC, G.E. Capital Corp. and Borrowers' clearing agents, Penson Financial Services, Inc. and Weiss, Peck & Greer, L.L.C.;

D. Warrant to purchase 80,000 shares of common stock of IFSI; and

         E. Negative Pledge by Borrowers re: general intangibles, proprietary software and other related technology (the "Intangibles"). 4. Also to be delivered to Lender at the time of the Closing of the Loan are:

         A. Certificate of Insurance or insurance policy for all risk and contents insurance on the business assets of Borrowers naming Lender as loss payee;

         B.  Opinion Letter of Borrowers' Counsel; and

         C. Collateral Assignment of Life Insurance on the lives of Steven Malin, Robert Malin and Harry Simpson in a total amount of not less than $400,000.

5.       COLLATERAL.

         The Loan shall be secured by the collateral listed below:


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         A. A security interest in Borrowers' accounts receivable, tangible assets including its machinery, equipment, inventory, and fixtures subordinate to New York Small Business Venture Fund LLC, G.E. Capital Corp. and Borrowers' clearing agents, Penson Financial Services, Inc. and Weiss, Peck & Greer, L.L.C.

         B. Negative pledge on Borrowers' Intangibles.

         C. Collateral Assignment of Life Insurance as described in Paragraph 4(C), provided, however, that in the event IFSI consummates an initial public offering ("IPO") or private placement of equity which nets IFSI $5 million or more (any such private placement of equity or IPO shall be referred to as a "Qualified Financing"), Lender shall release the Collateral Assignment of Life Insurance.

6.       REPRESENTATIONS AND WARRANTIES.

         A.  To induce Lender to make the above mentioned Loan,

Borrowersrepresent and warrant, as it pertains to the Borrowers individually and not collectively, that: (1) Borrower, IFSI, validly exists and is in good standing under the laws of the State of Delaware and is authorized to do business in the State of New York and Borrower, A.B., validly exists and is in good standing under the laws of the State of New York .

         (2) Borrowers have the power to enter into this Agreement, to borrow money as contemplated hereby, to issue the Note described herein, and to execute and deliver each of those documents described within this Agreement.

         (3) All representations made by Borrowers in any instrument described in this Agreement to Lender are true and correct as of this date, including any financial statements delivered to Lender by Borrowers.


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         (4) Borrowers, to the best of their knowledge, have not been made a party to or threatened by any suits, actions, claims, or investigations by any governmental body or legal, administrative or arbitration proceeding where an adverse determination would have a material adverse effect on Borrowers. Borrowers do not know of any basis or grounds for any other suit or proceeding, and there are no outstanding orders, judgments, writs, injunctions or decrees of any court, governmental agency, or arbitrational tribunal against or affecting them or their respective properties, assets and business.

         (5) Borrowers are not parties to or bound by any contract or instrument which would be in breach as a result of this Loan.

         (6) Borrowers are not in breach of, in default under or in violation of any applicable law, decree, order, rule or regulation which may materially and adversely affect them, or any material indenture, contract, agreement, deed, lease, loan agreement, commitment, bond, note, deed of trust, restrictive covenant, license or any instrument or obligation to which they are a party or by which they are bound, or to which any of their assets are subject. The execution, delivery and performance of this Agreement and the issuance and delivery of the Note, and the other documents contemplated herein will not constitute any such breach, default or violation, or require consent or approval of any court, governmental agency, or body, except as contemplated herein.

         (7) Borrowers have complied and\or will comply with all laws, ordinances, regulations, federal, state and local, applicable to them and to their business, including without limitation, all material federal and state securities laws and ordinances.

         (8) Borrowers have and will maintain fire and extended coverage insurance on the business assets of Borrowers in amounts satisfactory to Lender.

7.       AFFIRMATIVE COVENANTS.

         While the Note is outstanding, Borrowers will:


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         A. Promptly make all payments of the principal and interest on the Note when due.

         B. Comply with the terms and conditions of this Agreement, including those incorporated herein by reference.

         C. Keep accurate and complete books and records and maintain the same at its offices.

         D. Forward, during the term of the Loan, annual audited and semi-annual review or compiled financial statements prepared by Borrowers' independent certified public accountant or a firm acceptable to Lender. In addition, quarterly statements prepared by Borrowers' Chief Financial Officer shall be provided to Lender. Each statement shall be accompanied by a certification letter from the President or Chief Financial Officer of Borrowers, stating that, to the best of his knowledge and belief, said statements accurately and fairly represent the financial condition of the Company. Borrowers shall also provide monthly reports regarding sales and other relevant data as reasonably requested by Lender. In the event of an IPO, Lender agrees to accept Borrowers' Form 10K or 10KSB and Form 10Q or 10QSB in lieu of the above, provided same is forwarded within five (5) days of filing with the Securities and Exchange Commission.

         E. Permit and facilitate such independent outside audits of Borrowers' books and records as may be reasonably requested by Lender, not more than two
(2) times per year, in addition to those in Item D above, provided Lender pays the cost of same. In the event, however, of a Qualified Financing, Lender shall thereafter waive the terms of the within Paragraph 7(E).


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         F. Permit any authorized representative of Lender and its attorneys and accountants to inspect, examine and make copies and abstracts of the books of account and records of Borrowers at reasonable times during normal business hours, and to inspect the collateral given as security for the Loan provided, however, that in the event of a Qualified Financing, Lender shall thereafter waive the terms of the within Paragraph 7(F).

         G. Notify Lender of (1) litigation involving amounts of $25,000. or more to which Borrowers are parties by mailing to Lender by certified mail within ten (10) days of receipt thereof a copy of the complaint, motion for judgment, or other such pleadings served on or by Borrowers and (2) to the extent Borrowers are aware of same, litigation to which Borrowers are not parties but which could substantially adversely affect the operation of Borrowers' business or the collateral pledged for this Loan by mailing to Lender by certified mail a copy of all pleadings obtained by Borrowers regarding such litigation, or if no pleadings are obtained, a letter setting out the facts known about the litigation within ten (10) business days of receipt thereof. Mailings under this paragraph shall be addressed as follows:

                  New York Community Investment Company L.L.C.

                                  120 Broadway

                            New York, New York 10271,

provided, however, that in the event of a Qualified Financing, Borrowers shall thereafter notify Lender of litigation involving amounts of $250,000. or more.


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         H. Continue its business and maintain, preserve and keep all its property, buildings, equipment and fixtures necessary for the operation of its business in working order, make all needful and proper repairs and replacements thereof, and promptly pay and discharge or cause to be paid and discharged when due any and all income taxes, federal or otherwise, lawfully assessed and imposed upon it, and any and all lawful taxes, rates, levies and assessments whatsoever upon its property and every part thereof provided however that nothing contained herein shall be construed as prohibiting Borrowers from contesting in good faith the validity of any such income taxes, federal or otherwise or such other taxes, rates, levies or assessments.

         I. Defend at all times any claim involving amounts of $50,000. or more by a third party relating to the possession of or interest in the assets of Borrowers.

         J. Make all payments to creditors as shall be necessary to preserve Lender's rights and Lender's security interests in the collateral set out at Paragraph 5 above.

         K. Execute, either before or after disbursement of the Loan, all documents necessary to perfect Lender's security interests in the collateral listed at Paragraph 5.

         M. Maintain a minimum tangible net worth of $4 million during the term of the Loan.

         N. Maintain debt service coverage (net income plus depreciation and amortization to the current portion of all long term debt) of 1.2 during the term of the Loan.

         Borrowers' compliance with covenants M and N shall be required on a semi-annual basis beginning with September 30, 1999.

         O. Maintain employment agreements during the term of the Loan with Steven Malin, Robert Malin, Anthony Huston, Eric Steinberg and Harry Simpson on an individual basis (each referred to individually as the "Employee"), which contain standard covenants not to compete and confidentiality clauses, provided each Employee does not breach his or her employment agreement and each Employee agrees to such employment by the Borrowers.


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         P. Submit a semi-annual certification by the President or Chief
Financial Officer of Borrowers that to the best of his knowledge and belief, Borrowers are in compliance with all the terms and provisions, conditions and covenants set forth in this Agreement.

         Q. Maintain a legally constituted Board of Directors or equivalent oversight committee.

8.       NEGATIVE COVENANTS.

         Except with the prior written consent of Lender, Borrowers will not:

         A. Make any material change in organization or management or the manner in which Borrowers' businesses are conducted, except an IPO.

         B. Become party to any merger or consolidation where the Borrowers are not the surviving entities with any corporation, company or entity of any kind whatsoever or where more than fifty (50%) percent of the Borrowers' ownership is transferred, or sell substantially all of its assets, liquidate or dispose of its business.

         C. Become a guarantor of obligations of any other person, firm, corporation or entity, except (i) in connection with depositing checks and other instruments for the payment of money acquired in the normal course of its business; and (ii) IFSI and its present and future subsidiaries may guarantee obligations of one or more of such companies.

         D. Transfer, sell, lease or in any other manner convey any equitable, beneficial or legal interest in any of the collateral set out herein to any person, except for purchase money security interests granted in the ordinary course of business and leases for equipment needed for Borrowers' current businesses.


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         E. Knowingly permit any judgment obtained against Borrowers in an amount exceeding fifty thousand ($50,000.) dollars to remain unpaid for a period of thirty (30) days following the entry thereof, without obtaining a stay of execution or bonding or causing such judgment to be bonded. In the event, however, of a Qualified Financing, the amount shall be increased to two hundred thousand ($200,000.) dollars.

         F. Permit the payment of any salary to the Employees in the event same will prevent Borrowers from fulfilling any of their obligations to Lender hereunder.

         G. Pay any dividends, make any distributions or sell any assets which will prevent Borrowers from fulfilling their obligations to Lender hereunder.

9.       SUBORDINATION

         Lender shall subordinate its lien against Borrower's assets in favor of a financial institution providing senior debt in an amount not greater than $600,000. to Borrower on terms reasonable and customary for such financing, provided Borrower is in full compliance with the terms, covenants and conditions of this Loan. Such subordination shall not include releasing possession of the Note or the assignment of any rights thereunder to the senior lender. Subordination in an amount in excess of $600,000. shall require the consent of Lender, which consent shall not be unreasonably withheld, provided, however, that in the event of a Qualified Financing, Lender shall subordinate its lien as described hereinabove to an amount not greater than $2 million.

10.      REFERRAL FEES.

         Borrowers agree to hold Lender harmless with respect to any claims for referral fees made by any broker in connection with this Loan resulting from the actions of Borrowers or Lender.

11.      LOAN EXPENSES


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         Borrowers agree to pay all expenses arising out of the Loan, which are the Lender's commitment fee of $8,000. and Lender's legal fees of $10,000. plus disbursements.

12.      EXHIBITS.

         Attached hereto and made a part hereof are various exhibits which are listed under Addendum to Loan Agreement, and the terms and conditions of each are incorporated herein by reference.

13.      PARTIES AFFECTED.

         This Agreement shall be binding upon and shall inure to the benefit of Borrowers and Lender and their successors and assigns.

14.      ADVANCES SECURED BY COLLATERAL.


         In the event Borrowers are in default in accordance with Paragraph 15 hereunder and all applicable cure periods have expired and Lender then advances any sums to pay any prior liens, taxes, insurance premiums or the like in connection with any items of collateral owned by Borrowers, said sums shall be added to the obligations due and owing from Borrowers to Lender at the time of the making of the Loan and shall bear interest at the rate set forth in the Note. Lender is hereby authorized to make any such advances it deems necessary from time to time, which in the reasonable opinion of Lender are necessary or desirable in order to protect Lender's interest in such collateral. 15. DEFAULT.



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15.      DEFAULT

         If any of the following events occur while any portion of the Note remains unpaid then a default may be declared at the option of the holder of the Note, without presentment, demand, protest or further notice of any kind (all of which are hereby expressly waived); and the holder shall be entitled to be paid in full; and in such case, the balance of the unpaid principal sum, plus accrued interest and any costs thereof, including reasonable attorneys' fees, shall then be accelerated so that they are immediately due and payable:

         A. The occurrence of any default under the Note or other documents executed in connection with the Loan including the breach of any of Borrowers' covenants set forth in said documents or the breach in the payment of money due thereunder following the expiration of all applicable grace and cure periods, if any.

         B. Any representation made by Borrowers in this Agreement or its exhibits shall be untrue. C. Borrowers shall fail to pay when due any insurance policy premiums affecting the business assets of

         C. Borrowers, or the premiums for any life insurance policies as described in Paragraph 4C.

         D. Borrowers shall fail to comply with this Agreement and such failure shall continue for a period of ten (10) days after receipt of mailing (or other personal delivery) of written notice from Lender or the holder of the Note in the event of a non-monetary default only.

         E. Borrowers shall commit an act of bankruptcy within the meaning of the Federal Bankruptcy Code, or bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation, or other similar proceedings shall be instituted by or against Borrowers and they shall consent thereto, or shall fail to cause the same to be discharged within ninety (90) days.

         F. Borrowers shall be in default on any debt for borrowed money or obligation greater than $200,000. of the Borrowers, whether or not secured by any of the collateral for this Loan.

         G. Borrowers' current control group officers, each individually, shall cease, for any reason, to be stockholders, officers or directors of Borrowers, except in the event of death or disability and as set forth in Paragraph 7(O), provided, however, that in the event of a Qualified Financing, Lender shall thereafter waive the terms of the within Paragraph 15G.


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16.      CHOICE OF LAW.

         The parties hereto stipulate and agree that the laws of the state of New York shall govern this transaction and the Loan made hereunder.

17.      ALL MODIFICATIONS IN WRITING.

         This Agreement may not be modified except in writing, which writing shall be signed by each of the parties hereto.

18.      LENDER'S OBLIGATION TO TERMINATE LIENS

         Upon payment in full by Borrowers of all sums due and owing in accordance with the Note described in Paragraph 3A herein, Lender agrees to deliver to Borrowers UCC-3 termination statements and the Note marked "Paid".

19.      NOTICES

         All notices, requests, demands and other communications provided for in this Agreement shall be in writing, and, unless otherwise specifically provided for herein, shall be deemed to be given at the time when mailed at any general or branch United States post office in a certified postpaid envelope return receipt requested or by recognized express mail delivery addressed to the address of the party set forth above, or to such change of address as such party may have fixed by notice, if notice is sent to Borrowers, a copy of same will also be sent by first class mail to Hartman & Craven LLP, 460 Park Avenue, New York, New York 10022, Attn: Edward I. Tishelman, Esq., and if notice is sent to Lender, a copy of same will also be sent by first class mail to Granoff, Walker & Forlenza, P.C., 747 Third Avenue, New York, New York 10017, Attention Ellen M. Walker, Esq., provided, however, that any notice of change of address shall be effective only upon receipt.


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         IN WITNESS WHEREOF, Borrowers and Lender have executed or caused to be duly executed this Agreement and

affixed or caused to be duly affixed hereto their seals.

Dated:   New York, New York
         January 28, 1999

                                            INTERNET FINANCIAL SERVICES INC.

                                            By:   /s/ Steven Malin

                                                  Steven Malin,
                                               --------------------------------
                                                  Chief Executive Officer

                                            A.B. WATLEY, INC.

                                            By:   /s/ Robert Malin
                                               --------------------------------
                                                  Robert Malin, President

                                            NEW YORK COMMUNITY INVESTMENT
                                            COMPANY L.L.C.

                                            By: /s/ Howard Sommer
                                               --------------------------------
                                                   Howard Sommer, President